Exhibit 99.1
Savers Value Village, Inc. Announces Preliminary Fourth Quarter and Full Year Net Sales and Participation in the 27th Annual ICR Conference
Reaffirms Previous Outlook for Adjusted EBITDA1
Bellevue, WA – January 10, 2025 – Savers Value Village, Inc. (NYSE: SVV), (the “Company”) today announced preliminary net sales for the thirteen weeks ended December 28, 2024 (the "fourth quarter") and the fifty-two weeks ended December 28, 2024 ("fiscal 2024") in conjunction with the Company’s participation in the ICR Conference January 13-15, 2025.
The Company reported the following results on a preliminary and unaudited basis2:
•Net sales for the fourth quarter increased 5.0% to $402.0 million
•Constant currency net sales3 for the fourth quarter increased 6.0% to $405.9 million, with the United States ("U.S.") increasing 10.5% and Canada decreasing 0.2%
•Comparable store sales for the fourth quarter increased 1.6%, with the U.S. increasing 4.7% and Canada decreasing 2.5%
•Net sales for fiscal 2024 increased 2.5% to $1.54 billion
•Constant currency net sales3 for fiscal 2024 increased 3.1% to $1.55 billion, with the U.S. increasing 6.7% and Canada decreasing 1.6%
•Comparable store sales for fiscal 2024 decreased 0.1%, with the U.S. increasing 2.7% and Canada decreasing 4.0%
Based on the preliminary fourth quarter and fiscal 2024 net sales results outlined above, the Company reaffirms its previously provided fiscal 2024 Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)1 outlook of approximately $290 million to $300 million.
Mark Walsh, Chief Executive Officer, commented, “Our sales performance strengthened in the fourth quarter in both the U.S. and Canada. We are pleased with our double-digit total revenue growth in the U.S., driven by accelerating new store growth and strong comparable store sales. And we made progress in our Canada business despite continuing Canadian macroeconomic headwinds. We remain on track with our new store growth plans and look forward to opening 25-30 new stores in 2025.”

1 We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we cannot determine the probable significance of the various reconciling items, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

[2] Comparisons are to the prior year comparative period.
[3] Amounts presented on a constant currency basis are not measures recognized under U.S. generally accepted accounting principles (“U.S. GAAP”). For additional information on our use of non-GAAP financial measures, see the explanations below of “Non-GAAP Financial Measures” and “Constant Currency”.

Participation in the ICR Conference
The Company also announced its participation in the 27th Annual ICR Conference in Orlando, Florida January 13-15, 2025. Mark Walsh, CEO, Michael Maher, CFO and Ed Yruma, VP Investor Relations and Treasury, will be meeting with investors and doing a presentation at 8:00 am Eastern Standard Time on Monday, January 13, 2025. The live webcast will be available in listen-only mode at https://wsw.com/webcast/icr10/svv/1553985. An archived replay of the webcast will be available following the event in the Investor Relations section of the Company's website at https://ir.savers.com.
About the Savers Value Village™ family of thrift stores
As the largest for-profit thrift operator in the U.S. and Canada for value priced pre-owned clothing, accessories and household goods, our mission is to champion reuse and inspire a future where secondhand is second nature. Learn more about the Savers Value Village family of thrift stores, our impact, and the #ThriftProud movement at savers.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. Forward looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” or the negative of these terms or other comparable terminology. In particular, statements about future events and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including its fiscal 2025 outlook or financial guidance, and industry outlook. Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to: the impact on both the supply and demand for the Company’s products caused by general economic conditions, such as the macroeconomic pressures in Canada and/or the U.S., and changes in consumer confidence and spending; the Company’s ability to anticipate consumer demand and to source and process a sufficient quantity of quality secondhand items at attractive prices on a recurring basis; risks related to attracting new, and retaining existing customers, including by increasing acceptance of secondhand items among new and growing customer demographics; risks associated with its status as a “brick and mortar” only retailer and its lack of operations in the growing online retail marketplace; its failure to open new profitable stores, or successfully enter new markets on a timely basis or at all; risks associated with doing business with international manufacturers and suppliers including, but not limited to, transportation and shipping challenges, regulatory risks in foreign jurisdictions (particularly in Canada, where the Company maintains extensive operations) and exchange rate risks, which the Company may not choose to fully hedge; the loss of, or disruption or interruption in the operations of, its centralized distribution centers; risks associated with litigation, the expense of defense, and the potential for adverse outcomes; its failure to properly hire and to retain key personnel and other qualified personnel or to manage labor costs; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; its ability to maintain an effective system of internal controls and produce timely and accurate financial statements or comply with applicable regulations; risks associated with heightened geopolitical instability due to the conflicts in the Middle East and Eastern Europe; the outbreak of viruses or widespread illness, such as the COVID-19 pandemic, natural disasters or other highly disruptive events and regulatory responses thereto; together with each of the other factors set forth under the heading “Risk Factors” in its filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made, and while we believe that information forms a reasonable basis for such statements, that information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Moreover, factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company is not under any obligation (and specifically disclaims any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. Non-GAAP financial measures used by the Company include Adjusted EBITDA. The Company has included this non-GAAP financial measure in this press release as it is a key measure used by its management and its board of directors to evaluate its operating performance and the effectiveness of its business strategies, make budgeting decisions, and evaluate compensation decisions. Adjusted EBITDA is not calculated or presented in accordance with GAAP and has limitations as an analytical tool. You should not consider it in isolation, as a substitute for, or superior to, analysis of the Company’s results as reported under GAAP. There are limitations to using non-GAAP financial measures, including those amounts presented in accordance with the Company’s definition of Adjusted EBITDA, as it may not be comparable to similar measures disclosed by the Company’s competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including, as applicable, net income (loss) and the Company’s other GAAP results. The Company presents Adjusted EBITDA because the Company considers it a meaningful measure to share with investors because it best allow comparison of the performance of one period with that of another period. In addition, by presenting Adjusted EBITDA, we provide investors with management’s perspective of the Company’s operating performance.
The Company defines Adjusted EBITDA as net income (loss) excluding the impact of interest expense, net, income tax expense, depreciation and amortization, loss on extinguishment of debt, stock-based compensation expense, non-cash occupancy-related costs, lease intangible asset expense, pre-opening expenses, store closing expenses, executive transition costs, transaction costs, dividend-related bonus, (gain) loss on foreign currency, net and certain other adjustments.
Constant Currency
The Company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the Company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the Company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, given the Company's significant operations in Canada, the Company's financial results are affected positively by a weakening of the U.S. Dollar against the Canadian Dollar and are affected negatively by a strengthening of the U.S. Dollar against the Canadian Dollar. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The Company believes disclosure of constant-currency net sales is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of its underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are not calculated or presented in accordance with GAAP and are not meant to be considered as an alternative or substitute for, or superior to, comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant-currency net sales by translating current period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect.

Investor Contact:
Ed Yruma
eyruma@savers.com

Media Contact:
Edelman Smithfield | 713.299.4115 | Savers@edelman.com
Savers | 206.228.2261 | sgaugl@savers.com

Constant currency
The Company calculates constant-currency net sales by translating current-period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect. The Company’s constant-currency net sales is not a financial measure prepared in accordance with GAAP.
The following unaudited table presents a reconciliation of GAAP net sales to constant-currency net sales for the periods presented:

	Thirteen Weeks Ended
December 28, 2024	Net sales	Impact of foreign currency	Constant-currency net sales	$ Change over prior year	% Change over prior year
U.S. Retail	$220,463	$—	$220,463	$20,985	10.5%
Canada Retail	151,130	3,882	155,012	(338)	(0.2)%
Other	30,392	44	30,436	2,499	8.9%
Total net sales	$401,985	$3,926	$405,911	$23,146	6.0%
December 30, 2023
U.S. Retail	$199,478	n/a	$199,478	n/a	n/a
Canada Retail	155,350	n/a	155,350	n/a	n/a
Other	27,937	n/a	27,937	n/a	n/a
Total net sales	$382,765	n/a	$382,765	n/a	n/a

	Fifty-Two Weeks Ended
December 28, 2024	Net sales	Impact of foreign currency	Constant-currency net sales	$ Change over prior year	% Change over prior year
U.S. Retail	$832,581	$—	$832,581	$52,455	6.7%
Canada Retail	586,971	9,009	595,980	(9,650)	(1.6)%
Other	118,065	449	118,514	4,021	3.5%
Total net sales	$1,537,617	$9,458	$1,547,075	$46,826	3.1%
December 30, 2023
U.S. Retail	$780,126	n/a	$780,126	n/a	n/a
Canada Retail	605,630	n/a	605,630	n/a	n/a
Other	114,493	n/a	114,493	n/a	n/a
Total net sales	$1,500,249	n/a	$1,500,249	n/a	n/a

n/a - not applicable